Exhibit 99.1

7000 Cardinal Place

Dublin,OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	troy.kirkpatrick@cardinalhealth.com		sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS SECOND-QUARTER RESULTS

•	Revenue increases 3 percent to $24.9 billion

•	Earnings from continuing operations increase 36 percent to $230 million, or $0.64 per share

•	Non-GAAP diluted earnings per share from continuing operations increase 12 percent to $0.57

•	Company increases outlook for fiscal 2010 non-GAAP EPS to $2.08 to $2.18 from previous range of $1.90 to $2.00

DUBLIN, Ohio, Jan. 28, 2010 — Cardinal Health today reported fiscal second-quarter results, with revenue increasing 3 percent to $24.9 billion and non-GAAP diluted earnings per share from continuing operations1 increasing 12 percent to $0.57.

Highlights from the quarter include a 38 percent increase in profit from the Medical segment and continued improvement within the Pharmaceutical segment, with a decline in segment profit of 1 percent. The company also reported strong operating cash flow of $524 million and improvements in working capital for the quarter.

GAAP earnings from continuing operations were $230 million for the quarter, or $0.64 per share. GAAP results include a positive $0.07 per share net after-tax contribution, primarily from a previously disclosed insurance recovery and the gain on the sale of CareFusion stock, partially offset by restructuring expenses and other costs associated with the spinoff of CareFusion Corp.

“We are encouraged by our performance in the second quarter and in the first half of our fiscal year,” said George Barrett, chairman and CEO of Cardinal Health. “These results reflect excellent progress on our key initiatives and customer focus across our businesses, as well as the benefit from external factors that were more pronounced than we had anticipated. Our medical segment has had particularly strong year-over-year growth, and our pharmaceutical segment continued its momentum, performing considerably better than we expected in the second quarter.”

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Cardinal Health News

Q2 FY10 SUMMARY

	Q2 FY10	Q2 FY09	Y/Y
Revenue	$24.9 billion	$24.1 billion	3%

Operating Earnings	$367 million	$313 million	17%
Non-GAAP Operating Earnings[2]	$358 million	$337 million	6%

Earnings from Continuing Operations	$230 million	$169 million	36%
Non-GAAP Earnings from Continuing Operations[3]	$207 million	$183 million	13%

Diluted EPS from Continuing Operations	$0.64	$0.47	36%
Non-GAAP Diluted EPS from Continuing Operations	$0.57	$0.51	12%

SECOND-QUARTER SEGMENT RESULTS

Pharmaceutical Segment

The Pharmaceutical segment increased revenue by 3 percent to $22.7 billion, primarily driven by increased sales to existing pharmaceutical distribution customers. Sales to non-bulk customers increased 7 percent to $11.7 billion and sales to bulk customers declined 1 percent to $11 billion. Segment profit declined 1 percent to $260 million as a result of fewer significant generic product launches versus the prior year period, the effect of customer contract repricings within the pharmaceutical distribution business and the expected impact from the Medicine Shoppe International franchisee contract transition. The decline in segment profit was partially offset by the positive margin impact from key initiatives including changes to the company’s sourcing model, solid performance under its branded manufacturer agreements and disciplined cost controls.

	Q2 FY10	Q2 FY09	Y/Y
Revenue	$22.7 billion	$22.1 billion	3%
Segment Profit	$260 million	$263 million	(1)%

Medical Segment

Revenue for the Medical segment increased 9 percent to $2.2 billion, primarily from sales growth with existing customers. Segment profit grew 38 percent to $103 million, primarily driven by the sales growth and decreased cost of raw materials associated with commodity price movements. Segment profit was partially dampened from investments associated with the Medical Transformation project.

	Q2 FY10	Q2 FY09	Y/Y
Revenue	$2.2 billion	$2.1 billion	9%
Segment Profit	$103 million	$75 million	38%

Cardinal Health News

OUTLOOK

The company also raised its EPS outlook for the year and now expects full-year fiscal 2010 non-GAAP diluted earnings per share from continuing operations to be in the range of $2.08 to $2.18, up from the company’s previous guidance range of $1.90 to $2.00.

“Based on our year-to-date performance and our best assessment of our current environment, our outlook for the full year has improved considerably since we last reported,” Barrett said. “Although our journey is in its early stages, we are pleased with our rate of progress.”

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS:

•

Renewed multi-billion-dollar pharmaceutical supply chain contracts with Express Scripts and American Associated Pharmacies, the parent company of Associated Pharmacies, Inc. (API) and United Drugs and largest cooperative of independent pharmacy owners.

•	Entered into exclusive distribution agreement for SurgiCount™ Surgical Safety products.

•	Dr. James J. Mongan and Carrie S. Cox appointed to the company’s board of directors.

CONFERENCE CALL

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EST to discuss second-quarter results. To access the call and corresponding slide presentation, go to the Investor page at cardinalhealth.com/investors or dial 617.213.4856, passcode 28763800. Presentation slides, an audio replay and transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 11:30 p.m. EST on Feb. 4 by dialing 617.801.6888, passcode 90738815.

UPCOMING EVENTS

Cardinal Health will be participating in the following health care investor conferences:

•	UBS Global Healthcare Services Conference in New York on Monday, Feb. 8 at 11 a.m. EST

•	Raymond James Annual Institutional Investors Conference in Orlando, Fla. on Tuesday, March 9 at 11 a.m. EST

•	Barclays Capital Global Healthcare Conference in Miami on Tuesday, March 23 at 8:30 a.m. EST

At these events, company executives will discuss Cardinal Health’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks or a transcript, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a Fortune 18 health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals and ambulatory care sites focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. As one of the largest health care companies in the world, Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 40,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company

Cardinal Health News

supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
[2]

Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) Other Spinoff Costs (as defined at the end of the attached tables) included within distribution, selling, general and administrative expenses.

[3]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spinoff Costs, and (5) gain on sale of CareFusion stock, each net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its Web site as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the investor page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties and risks regarding the effect of the CareFusion spinoff on Cardinal Health; the performance of CareFusion and the proceeds realized from future sales of CareFusion stock; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors; the ultimate features of government health care reform initiatives and their enactment and implementation; and conditions in the pharmaceutical market and general economic and market conditions. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of Jan. 28, 2010. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Second Quarter
(in millions, except per Common Share amounts)	2010	2009	% Change
Revenue	$24,919.7	$24,117.8	3%
Cost of products sold	23,962.0	23,202.7	3%

Gross margin	957.7	915.1	5%
Operating expenses
Distribution, selling, general and administrative expenses	605.2	578.5	5%
Restructuring and employee severance	10.7	16.9	N.M.
Impairments and loss on sale of assets	0.4	6.9	N.M.
Litigation (credits)/charges, net	(25.4)	(0.3)	N.M.

Operating earnings	366.8	313.1	17%
Other (income)/expense, net	(25.6)	19.7	N.M.
Interest expense, net	27.4	22.2	24%

Earnings before income taxes and discontinued operations	365.0	271.2	35%
Provision for income taxes	134.8	102.2	32%

Earnings from continuing operations	230.2	169.0	36%
Earnings from discontinued operations (net of tax expense of $2.4 million and $56.7 million for the second quarter of fiscal 2010 and 2009, respectively)	4.3	147.5	N.M.

Net earnings	$234.5	$316.5	(26)%

Basic earnings per Common Share:
Continuing operations	$0.64	$0.48	33%
Discontinued operations	0.01	0.41	N.M.

Net basic earnings per Common Share	$0.65	$0.89	(27)%

Diluted earnings per Common Share:
Continuing operations	$0.64	$0.47	36%
Discontinued operations	0.01	0.41	N.M.

Net diluted earnings per Common Share	$0.65	$0.88	(26)%

Weighted average number of Common Shares outstanding:
Basic	359.0	357.3
Diluted	361.0	360.3

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2010	2009	% Change
Revenue	$49,700.4	$47,554.9	5%
Cost of products sold	47,833.9	45,738.6	5%

Gross margin	1,866.5	1,816.3	3%
Operating expenses
Distribution, selling, general and administrative expenses	1,191.3	1,168.8	2%
Restructuring and employee severance	70.4	37.6	N.M.
Impairments and loss on sale of assets	24.0	10.5	N.M.
Litigation (credits)/charges, net	(25.9)	(0.3)	N.M.

Operating earnings	606.7	599.7	1%
Other (income)/expense, net	(34.5)	22.2	N.M.
Interest expense, net	61.3	51.4	19%
Loss on extinguishment of debt	39.9	—	N.M.

Earnings before income taxes and discontinued operations	540.0	526.1	3%
Provision for income taxes	371.6	184.9	N.M.

Earnings from continuing operations	168.4	341.2	(51)%
Earnings from discontinued operations (net of tax expense of $28.4 million and $88.7 million for fiscal 2010 and 2009 year-to-date, respectively)	27.9	224.4	N.M.

Net earnings	$196.3	$565.6	(65)%

Basic earnings per Common Share:
Continuing operations	$0.47	$0.96	(51)%
Discontinued operations	0.08	0.62	N.M.

Net basic earnings per Common Share	$0.55	$1.58	(65)%

Diluted earnings per Common Share:
Continuing operations	$0.47	$0.95	(51)%
Discontinued operations	0.07	0.62	N.M.

Net diluted earnings per Common Share	$0.54	$1.57	(66)%

Weighted average number of Common Shares outstanding:
Basic	359.1	357.0
Diluted	361.1	361.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)
(in millions)	December 31, 2009	June 30, 2009
Assets
Cash and equivalents	$1,746.8	$1,221.6
Trade receivables, net	4,927.5	5,214.9
Inventories	7,961.0	6,832.8
Prepaid expenses and other	674.1	523.0
Assets from businesses held for sale and discontinued operations	148.9	7,189.4

Total current assets	15,458.3	20,981.7

Property and equipment, net	1,423.2	1,464.5
Investment in CareFusion	897.4	—
Goodwill and other intangibles, net	2,294.7	2,266.9
Other assets	747.9	405.7

Total assets	$20,821.5	$25,118.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$12.7	$366.2
Accounts payable	10,543.1	9,041.9
Other accrued liabilities	1,609.9	1,496.2
Liabilities from businesses held for sale and discontinued operations	37.3	1,370.9

Total current liabilities	12,203.0	12,275.2

Long-term obligations, less current portion and other short-term borrowings	2,099.2	3,271.6
Deferred income taxes and other liabilities	1,293.2	847.3
Total shareholders’ equity	5,226.1	8,724.7

Total liabilities and shareholders’ equity	$20,821.5	$25,118.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Second Quarter		Year-to-Date
(in millions)	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net earnings	$234.5	$316.5	$196.3	$565.6
Earnings from discontinued operations	(4.3)	(147.5)	(27.9)	(224.4)

Earnings from continuing operations	230.2	169.0	168.4	341.2
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	59.5	68.7	125.8	116.1
Loss on debt extinguishment	—	—	39.9	—
Gain on sale of investment	(20.0)	—	(20.0)	—
Impairments and loss on sale of assets	0.4	6.9	24.0	10.5
Equity compensation	20.1	29.2	42.1	50.2
Provision for bad debts	9.1	9.4	21.4	21.8
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(Increase) in trade receivables	985.3	619.6	269.2	(238.6)
Increase in inventories	(1,099.2)	(956.1)	(1,127.2)	(1,820.3)
Increase in accounts payable	496.1	321.0	1,499.2	1,299.1
Other accrued liabilities and operating items, net	(159.7)	(282.1)	(259.0)	(286.4)

Net cash provided by/(used in) operating activities - continuing operations	521.8	(14.4)	783.8	(506.4)
Net cash provided by operating activities - discontinued operations	2.3	380.7	146.8	717.6

Net cash provided by operating activities	524.1	366.3	930.6	211.2

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	—	—	(32.0)	(6.2)
Proceeds from sale of property and equipment	—	11.6	4.3	12.3
Additions to property and equipment	(42.9)	(73.0)	(79.9)	(130.5)
Proceeds from sale of CareFusion common stock	135.0	—	135.0	—

Net cash provided by/(used in) investing activities - continuing operations	92.1	(61.4)	27.4	(124.4)
Net cash used in investing activities - discontinued operations	—	(19.9)	(9.9)	(51.7)

Net cash provided by/(used in) investing activities	92.1	(81.3)	17.5	(176.1)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	—	100.0	—	101.1
Reduction of long-term obligations	(350.4)	(153.8)	(1,484.9)	(304.5)
Proceeds from long-term obligations, net of issuance costs	—	13.2	—	21.4
Proceeds from issuance of Common Shares	9.2	2.8	27.9	20.7
Tax (expense)/benefit from stock options	—	(1.1)	(6.1)	2.3
Payment of premiums for debt extinguishment	—	—	(66.4)	—
Dividends on Common Shares	(63.0)	(50.2)	(127.2)	(100.0)
Purchase of treasury shares	(50.0)	—	(50.0)	—

Net cash used in financing activities - continuing operations	(454.2)	(89.1)	(1,706.7)	(259.0)
Net cash provided by/(used in) financing activities - discontinued operations	—	(0.7)	1,283.8	(2.3)

Net cash used in financing activities	(454.2)	(89.8)	(422.9)	(261.3)

Net increase/(decrease) in cash and equivalents	162.0	195.2	525.2	(226.2)
Cash and equivalents at beginning of period	1,584.8	387.4	1,221.6	808.8

Cash and equivalents at end of period	$1,746.8	$582.6	$1,746.8	$582.6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Second Quarter		Non-GAAP Second Quarter
(in millions)	2010	2009	2010	2009
Revenue
Amount	$24,920	$24,118
Growth Rate	3%	8%
Operating Earnings
Amount	$367	$313	$358	$337
Growth Rate	17%	(8)%	6%	—
Earnings from Continuing Operations
Amount	$230	$169	$207	$183
Growth Rate	36%	(21)%	13%	(15)%

	Year-to-Date		Non-GAAP Year-to-Date
	2010	2009	2010	2009
Revenue
Amount	$49,700	$47,555
Growth Rate	5%	9%
Operating Earnings
Amount	$607	$600	$681	$648
Growth Rate	1%	(11)%	5%	(6)%
Earnings from Continuing Operations
Amount	$168	$341	$401	$351
Growth Rate	(51)%	(20)%	14%	(20)%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Second Quarter			Second Quarter
(in millions)	2010	2009	(in millions)	2010	2009
PHARMACEUTICAL			MEDICAL
Revenue			Revenue
Amount	$22,695	$22,079	Amount	$2,232	$2,057
Growth Rate	3%	8%	Growth Rate	9%	4%
Mix	91%	91%	Mix	9%	9%
Segment Profit			Segment Profit
Amount	$260	$263	Amount	$103	$75
Growth Rate	(1)%	12%	Growth Rate	38%	(24)%
Mix	72%	78%	Mix	28%	22%
Segment Profit Margin	1.14%	1.19%	Segment Profit Margin	4.59%	3.62%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended December 31, 2009 was $24,920 million, which included total segment revenue of $24,927 million and Corporate revenue of $(7) million. Total consolidated revenue for the three months ended December 31, 2008 was $24,118 million, which included total segment revenue of $24,136 million and Corporate revenue of $(18) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended December 31, 2009 were $367 million, which included total segment profit of $363 million and Corporate profit of $4 million. Total consolidated operating earnings for the three months ended December 31, 2008 were $313 million, which included total segment profit of $338 million and Corporate loss of $25 million. Corporate includes, among other things, restructuring and employee severance, impairments and loss on sale of assets and litigation (credits)/charges, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date			Year-to-Date
(in millions)	2010	2009	(in millions)	2010	2009
PHARMACEUTICAL			MEDICAL
Revenue			Revenue
Amount	$45,257	$43,483	Amount	$4,469	$4,094
Growth Rate	4%	10%	Growth Rate	9%	6%
Mix	91%	91%	Mix	9%	9%
Segment Profit			Segment Profit
Amount	$468	$476	Amount	$217	$172
Growth Rate	(2)%	(8)%	Growth Rate	26%	(1)%
Mix	68%	73%	Mix	32%	27%
Segment Profit Margin	1.03%	1.09%	Segment Profit Margin	4.86%	4.21%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the six months ended December 31, 2009 was $49,700 million, which included total segment revenue of $49,726 million and Corporate revenue of $(26) million. Total consolidated revenue for the six months ended December 31, 2008 was $47,555 million, which included total segment revenue of $47,577 million and Corporate revenue of $(22) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the six months ended December 31, 2009 were $607 million, which included total segment profit of $685 million and Corporate loss of $78 million. Total consolidated operating earnings for the six months ended December 31, 2008 were $600 million, which included total segment profit of $648 million and Corporate loss of $48 million. Corporate includes, among other things, restructuring and employee severance, impairments and loss on sale of assets and litigation (credits)/charges, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Second Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2010	2009	2010	2009
Restructuring and Employee Severance
Restructuring and employee severance	$(10.7)	$(16.9)	$(70.4)	$(37.6)
Tax benefit	2.6	6.5	20.0	13.9

Restructuring and employee severance, net of tax	$(8.1)	$(10.4)	$(50.4)	$(23.7)

Decrease to diluted EPS from continuing operations	$(0.02)	$(0.03)	$(0.14)	$(0.06)

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(0.4)	$(6.9)	$(24.0)	$(10.5)
Tax benefit	0.2	3.4	8.3	24.3

Impairments and loss on sale of asset, net of tax	$(0.2)	$(3.5)	$(15.7)	$13.8

(Decrease)/increase to diluted EPS from continuing operations	$—	$(0.01)	$(0.04)	$0.04

Litigation Credits/(Charges), Net
Litigation credits/(charges), net	$25.4	$0.3	$25.9	$0.3
Tax expense	(9.6)	(0.1)	(9.8)	(0.1)

Litigation credits/(charges), net, net of tax	$15.8	$0.2	$16.1	$0.2

Increase to diluted EPS from continuing operations	$0.04	$—	$0.04	$—

Other Spin-Off Costs
Other spin-off costs [1]	$(5.3)	$—	$(47.6)	$—
Tax benefit/(expense) [2]	1.4	—	(154.5)	—

Other spin-off costs, net of tax	$(3.9)	$—	$(202.1)	$—

Decrease to diluted EPS from continuing operations	$(0.01)	$—	$(0.56)	$—

Gain on Sale of CareFusion stock
Gain on sale of CareFusion stock [3]	$20.0	$—	$20.0	$—
Tax expense	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$20.0	$—	$20.0	$—

Increase to diluted EPS from continuing operations	$0.06	$—	$0.06	$—

Weighted Average Number of Diluted Shares Outstanding	361.0	360.3	361.1	361.2

[1]

Other spin-off costs included in other (income)/expense, net for the six months ended December 31, 2009 were $2.4 million. Other spin-off costs also include the $39.9 million loss on extinguishment of debt for the six months ended December 31, 2009.

[2]

The fiscal 2010 year-to-date tax expense associated with the other spin-off costs includes $171.9 million related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States.

[3]	Included within other (income)/expense, net on the unaudited condensed consolidated statements of earnings.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Second Quarter		Year-To-Date
	2010	2009	2010	2009
Receivable Days	17.5	17.7
Days Inventory on Hand	27	28
Debt to Total Capital	29%	32%
Net Debt to Capital	7%	29%
Return on Equity	18.5%	15.8%	6.2%	14.3%
Non-GAAP Return on Equity	16.6%	17.2%	16.2%	17.0%
Return on Invested Capital	7.72%	7.09%	2.96%	6.35%
Non-GAAP Return on Invested Capital	6.98%	6.19%	6.57%	5.95%
Effective Tax Rate from Continuing Operations	36.9%	37.7%	68.8%	35.1%
Non-GAAP Effective Tax Rate from Continuing Operations	38.5%	38.0%	37.0%	38.9%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter 2010							Year-To-Date 2010
(in millions, except per Common Share amounts)	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP
Operating Earnings
Amount	$367	$11	—	$(25)	$5	—	$358	$607	$70	$24	$(26)	$5	—	$681
Growth Rate	17%						6%	1%						5%
Earnings Before Income Taxes and Discontinued Operations	$365	$11	—	$(25)	$5	$(20)	$336	$540	$70	$24	$(26)	$48	$(20)	$636
Provision for Income Taxes [1]	$135	$3	—	$(10)	$1	—	$129	$372	$20	$8	$(10)	$(155)	—	$236
Earnings from Continuing Operations
Amount	$230	$8	—	$(16)	$4	$(20)	$207	$168	$50	$16	$(16)	$202	$(20)	$401
Growth Rate	36%						13%	(51)%						14%
Diluted EPS from Continuing Operations
Amount	$0.64	$0.02	—	$(0.04)	$0.01	$(0.06)	$0.57	$0.47	$0.14	$0.04	$(0.04)	$0.56	$(0.06)	$1.11
Growth Rate	36%						12%	(51)%						14%

	Second Quarter 2009							Year-To-Date 2009
	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP
Operating Earnings
Amount	$313	$17	$7	—	—	—	$337	$600	$38	$11	—	—	—	$648
Growth Rate	(8)%						—	(11)%						(6)%
Earnings Before Income Taxes and Discontinued Operations	$271	$17	$7	—	—	—	$295	$526	$38	$11	—	—	—	$574
Provision for Income Taxes [1]	$102	$7	$3	—	—	—	$112	$185	$14	$24	—	—	—	$223
Earnings from Continuing Operations
Amount	$169	$10	$4	—	—	—	$183	$341	$24	$(14)	—	—	—	$351
Growth Rate	(21)%						(15)%	(20)%						(20)%
Diluted EPS from Continuing Operations
Amount	$0.47	$0.03	$0.01	—	—	—	$0.51	$0.95	$0.06	$(0.04)	—	—	—	$0.97
Growth Rate	(20)%						(14)%	(18)%						(18)%

The sum of the components may not equal the total due to rounding.

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Second Quarter
(in millions)	2010		2009
GAAP Return on Invested Capital	7.72%		7.09%
Adjusted Net Earnings
Net earnings	$234.5		$316.5
Restructuring and employee severance, net of tax, in continuing operations[1]	8.1		10.4
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	0.2		3.5
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(15.8)		(0.2)
Other spin-off costs, net of tax[1]	3.9		—
Gain on sale of CareFusion stock, net of tax[1]	(20.0)		—
Other (income)/expense, net, net of tax[1]	(3.5)		12.6
Interest expense, net, net of tax[1]	17.1		14.2
CareFusion net earnings in discontinued operations[2]	(0.3)		(147.0)

Adjusted net earnings	$224.2		$210.0
Annualized	$896.8		$840.0

	Second Quarter	First Quarter	Second Quarter	First Quarter
	2010	2010	2009	2009
GAAP Total Invested Capital	$12,819.9	$12,888.9	$19,522.8	$19,220.0
Non-GAAP Total Invested Capital
Total shareholders’ equity	$5,226.1	$4,941.2	$8,127.9	$7,918.1
Current portion of long-term obligations and other short-term borrowings	12.7	362.3	459.0	158.0
Long-term obligations, less current portion and other short-term borrowings	2,099.2	2,103.5	3,385.8	3,593.3
Non-cash dividend related to CareFusion spin-off	—	—	(3,752.4)	(3,752.4)
Current portion of long-term obligations and other short-term borrowings in discontinued operations	—	—	7.2	7.3
Long-term obligations, less current portion and other short-term borrowings in discontinued operations	—	—	3.4	3.7
Unrecorded goodwill[3]	5,481.9	5,481.9	5,481.9	5,481.9

Non-GAAP total invested capital	$12,819.9	$12,888.9	$13,712.8	$13,409.9

Average non-GAAP total invested capital	$12,854.4		$13,561.4
Non-GAAP Return on Invested Capital	6.98%		6.19%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.
[3]

Unrecorded goodwill is $5.5 billion on a GAAP basis at December 31, 2009 and September 30, 2009, respectively. Unrecorded goodwill is $7.5 billion on a GAAP basis at December 31, 2008 and September 30, 2008, respectively, of which $2.0 billion relates to CareFusion. Accordingly, on a non-GAAP basis, unrecorded goodwill is $5.5 billion for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-To-Date			Year-To-Date
(in millions)	2010			2009
GAAP Return on Invested Capital	2.96%			6.35%
Adjusted Net Earnings
Net earnings	$196.3			$565.6
Restructuring and employee severance, net of tax, in continuing operations[1]	50.4			23.7
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	15.7			(13.8)
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(16.1)			(0.2)
Other spin-off costs, net of tax[1]	202.1			—
Gain on sale of CareFusion stock, net of tax[1]	(20.0)			—
Other (income)/expense, net, net of tax[1]	(10.6)			14.2
Interest expense, net, net of tax[1]	38.2			32.8
CareFusion net earnings in discontinued operations[2]	(20.4)			(221.0)

Adjusted net earnings	$435.6			$401.3
Annualized	$871.2			$802.6

	Second Quarter	First Quarter	Fourth Quarter	Second Quarter	First Quarter	Fourth Quarter
	2010	2010	2009	2009	2009	2008
GAAP Total Invested Capital	$12,819.9	$12,888.9	$19,911.5	$19,522.8	$19,220.0	$19,133.4
Non-GAAP Total Invested Capital
Total shareholders’ equity	$5,226.1	$4,941.2	$8,724.7	$8,127.9	$7,918.1	$7,747.5
Current portion of long-term obligations and other short-term borrowings	12.7	362.3	366.2	459.0	158.0	151.6
Long-term obligations, less current portion and other short-term borrowings	2,099.2	2,103.5	3,271.6	3,385.8	3,593.3	3,681.7
Non-cash dividend related to CareFusion spin-off	—	—	(3,752.4)	(3,752.4)	(3,752.4)	(3,752.4)
Current portion of long-term obligations and other short-term borrowings in discontinued operations	—	—	1.1	7.2	7.3	7.4
Long-term obligations, less current portion and other short-term borrowings in discontinued operations	—	—	8.4	3.4	3.7	5.7
Unrecorded goodwill[3]	5,481.9	5,481.9	5,481.9	5,481.9	5,481.9	5,481.9

Non-GAAP total invested capital	$12,819.9	$12,888.9	$14,101.5	$13,712.8	$13,409.9	$13,323.4

Average non-GAAP total invested capital	$13,270.1			$13,482.0
Non-GAAP Return on Invested Capital	6.57%			5.95%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.
[3]

Unrecorded goodwill is $5.5 billion on a GAAP basis at December 31, 2009 and September 30, 2009, respectively. Unrecorded goodwill is $7.5 billion on a GAAP basis at June 30, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively, of which $2.0 billion relates to CareFusion. Accordingly, on a non-GAAP basis, unrecorded goodwill is $5.5 billion for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Second Quarter
(in millions)	2010		2009
GAAP Return on Equity	18.5%		15.8%
Non-GAAP Return on Equity
Net earnings	$234.5		$316.5
Restructuring and employee severance, net of tax, in continuing operations[1]	8.1		10.4
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	0.2		3.5
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(15.8)		(0.2)
Other spin-off costs, net of tax[1]	3.9		—
Gain on sale of CareFusion stock, net of tax[1]	(20.0)		—
CareFusion net earnings in discontinued operations[1,2]	(0.3)		(147.0)

Adjusted net earnings	$210.6		$183.2
Annualized	$842.4		$732.8

	Second Quarter	First Quarter	Second Quarter	First Quarter
	2010	2010	2009	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,226.1	$4,941.2	$8,127.9	$7,918.1
Non-cash dividend related to CareFusion spin-off	—	—	(3,752.4)	(3,752.4)

Non-GAAP shareholders’ equity	$5,226.1	$4,941.2	$4,375.5	$4,165.7

Average non-GAAP shareholders’ equity	5,083.7		4,270.6
Non-GAAP return on equity	16.6%		17.2%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-To-Date			Year-To-Date
(in millions)	2010			2009
GAAP Return on Equity	6.2%			14.3%
Non-GAAP Return on Equity
Net earnings	$196.3			$565.6
Restructuring and employee severance, net of tax, in continuing operations[1]	50.4			23.7
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	15.7			(13.8)
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(16.1)			(0.2)
Other spin-off costs, net of tax[1]	202.1			—
Gain on sale of CareFusion stock, net of tax[1]	(20.0)			—
CareFusion net earnings in discontinued operations[1,2]	(20.4)			(221.0)

Adjusted net earnings	$408.0			$354.3
Annualized	$816.0			$708.6

	Second Quarter	First Quarter	Fourth Quarter	Second Quarter	First Quarter	Fourth Quarter
	2010	2010	2009	2009	2009	2008
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,226.1	$4,941.2	$8,724.7	$8,127.9	$7,918.1	$7,747.5
Non-cash dividend related to CareFusion spin-off	—	—	(3,752.4)	(3,752.4)	(3,752.4)	(3,752.4)

Non-GAAP shareholders’ equity	$5,226.1	$4,941.2	$4,972.3	$4,375.5	$4,165.7	$3,995.1

Average non-GAAP shareholders’ equity	5,046.5			4,178.8
Non-GAAP return on equity	16.2%			17.0%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2010	2009	2010	2009
GAAP Effective Tax Rate from Continuing Operations	36.9%	37.7%	68.8%	35.1%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$365.0	$271.2	$540.0	$526.1
Restructuring and employee severance	10.7	16.9	70.4	37.6
Impairments and loss on sale of assets	0.4	6.9	24.0	10.5
Litigation (credits)/charges, net	(25.4)	(0.3)	(25.9)	(0.3)
Other spin-off costs	5.3	—	47.6	—
Gain on sale of CareFusion stock	(20.0)	—	(20.0)	—

Adjusted earnings before income taxes and discontinued operations	$336.0	$294.7	$636.1	$573.9
Provision for income taxes[1]	$134.8	$102.2	$371.6	$184.9
Restructuring and employee severance tax benefit[1]	2.6	6.5	20.0	13.9
Impairments and loss on sale of assets, tax benefit[1]	0.2	3.4	8.3	24.3
Litigation (credits)/charges, net tax expense[1]	(9.6)	(0.1)	(9.8)	(0.1)
Other spin-off costs tax expense[1]	1.4	—	(154.5)	—
Gain on sale of CareFusion stock tax expense[1]	—	—	—	—

Adjusted provision for income taxes	$129.4	$112.0	$235.6	$223.0
Non-GAAP effective tax rate from continuing operations	38.5%	38.0%	37.0%	38.9%

	Second Quarter
	2010	2009
Debt to Total Capital	29%	32%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$12.7	$459.0
Long-term obligations, less current portion and other short-term borrowings	2,099.2	3,385.8

Debt	$2,111.9	$3,844.8
Cash and equivalents	(1,746.8)	(582.6)

Net debt	$365.1	$3,262.2
Total shareholders’ equity	$5,226.1	$8,127.9
Capital	$5,591.2	$11,390.1
Net Debt to Capital	7%	29%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Second Quarter
(in millions)	2010	2009
Days Inventory on Hand
Inventories	$7,961.0	$8,224.5
Cost of products sold	$23,962.0	$23,202.7
Chargeback billings	2,790.8	2,972.4

Adjusted cost of products sold	$26,752.8	$26,175.1
Adjusted cost of products sold divided by 90 days	$297.3	$290.8
Days inventory on hand	27	28

Days Inventory on Hand: inventory divided by ((quarterly costs of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because the Company cannot reliably forecast restructuring and employee severance, impairments and loss on sale of assets, litigation (credits)/charges, net, other spin-off costs and gains or losses on sale of CareFusion stock, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Gain on Sale of CareFusion Stock: realized gains and losses from the sale of the Company’s ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with the Company’s spin-off of CareFusion that are not included in restructuring and employee severance, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States

Receivable Days: trade receivables, net divided by (monthly revenue divided by 30 days)

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings plus other (income)/expense, net plus interest expense, net divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net and (4) Other Spin-Off Costs included within distribution, selling, general and administrative expenses

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs, (5) CareFusion net earnings in discontinued operations and (6) gain on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off

Non-GAAP Return on Invested Capital: (annualized net earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs, (5) gain on sale of CareFusion stock, (6) other (income)/expense, net, (7) interest expense, net and (8) CareFusion net earnings in discontinued operations, each net of tax) divided by (average total shareholders’ equity adjusted for the $3.7 billion non-cash dividend issued in connection with the spin-off plus debt plus unrecorded goodwill excluding unrecorded goodwill attributed to CareFusion)